UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022 (March 13, 2022)

KALEIDO BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38822	47-3048279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 674-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KLDO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2022, Grady Burnett, a member of the Board of Directors (the “Board of Directors”) of Kaleido Biosciences, Inc. (the “Company”) tendered his resignation from the Board of Directors. In connection with his resignation from the Board of Directors, Mr. Burnett also resigned from all committees of the Board of Directors on which he served, including the Nominating and Corporate Governance Committee and the Audit Committee of the Board. The decision by Mr. Burnett to resign was not the result of any disagreements with the Board of Directors or management of the Company.

On March 15, 2022, Geoffrey von Maltzahn, and member of the Board of Directors, tendered his resignation from the Board of Directors. At the time of his resignation, Dr. Maltzahn did not serve on any committees of the Board of Directors. The decision by Dr. Maltzahn to resign was not the result of any disagreements with the Board of Directors or management of the Company.

Theo Melas-Kyriazi, an executive partner of Flagship Pioneering, remains as the Chairman of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KALEIDO BIOSCIENCES, INC.

Date:	March 17, 2022	By:	/s/ Daniel L. Menichella
Daniel L. Menichella Chief Executive Officer, President and Director